SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2002

UCBH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24947 (Commission File Number)	94-3072450 (I.R.S. Employer Identification Number)

711 Van Ness Avenue, San Francisco, California 94102
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 928-0700

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
Exhibit 2
Exhibit 23.1
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 2. Acquisition or Disposition of Assets.

     On October 28, 2002 (the “Closing Date”), following receipt of the applicable bank regulatory approvals and expiration of the applicable governmental waiting periods, UCBH Holdings, Inc. (“UCBH”) acquired all of the outstanding shares of Bank of Canton of California, a California banking corporation (“BCC”), pursuant to separate stock purchase agreements by and between UCBH and each of the shareholders of BCC (the “Acquisition”). Upon consummation of the Acquisition on the Closing Date (the “Closing”), in accordance with the terms of those certain stock purchase agreements dated May 29, 2002, six shareholders of BCC, holding a total of 25% of the outstanding shares of BCC, received registered shares of UCBH common stock for an aggregate value of $51,250,000 in exchange for their shares of BCC. In addition, pursuant to the terms of those certain stock purchase agreements dated August 27, 2002 and September 24, 2002, UCBH acquired the remaining 75% of the outstanding shares of BCC from nineteen shareholders of BCC for an aggregate of $168,750,000 in cash. The cash portion of the purchase price was funded by UCBH’s issuance of $90.0 million in trust preferred securities and the borrowing by its wholly owned subsidiary United Commercial Bank (“UCB”) of $80.6 million from the Federal Home Loan Bank of San Francisco (“FHLB”). The consideration paid to the shareholders of BBC was determined through negotiations between UCBH and the shareholders of BCC.

     Effective immediately upon the Closing Date, UCBH transferred all of the shares of BCC to UCB, pursuant to the terms of that certain agreement dated as of the date of the Closing by and between UCBH and UCB. Immediately following the transfer of the BCC shares to UCB, BCC was merged with and into UCB (the “Merger”), with UCB as the sole surviving entity, pursuant to that certain Plan of Merger dated October 28, 2002. The Merger was effected under the charter and insurance of deposits of UCB, and UCB, as the surviving entity, will continue to operate as the wholly-owned subsidiary of UCBH under the name “United Commercial Bank”.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)	Financial Statements of Business Acquired.

	1)	Audited consolidated balance sheets as of December 31, 2001, and December 31, 2000 and audited consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2001 of Bank of Canton of California and Subsidiaries are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

	2)	The unaudited consolidated balance sheet as of September 30, 2002 and unaudited consolidated statements of income and cash flows for the nine months ended September 30, 2002 and September 30, 2001 of Bank of Canton of California and Subsidiaries are filed as Exhibit 99.2 to the Current Report on Form 8-K and are incorporated herein by reference.

b)	Pro Forma Financial Information.

Unaudited pro forma combined balance sheet as of September 30, 2002, unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2002 and for the year ended December 31, 2001, and accompanying explanatory notes of UCBH Holdings, Inc. and Bank of Canton of California are filed as Exhibit 99.3 to the Current Report on Form 8-K and are incorporated herein by reference.

c)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

2	Plan of Merger adopted on October 21, 2002 by the Board of Directors of United Commercial Bank.

23.1	Consent of KPMG LLP

99.1	Audited consolidated balance sheets as of December 31, 2001 and December 31, 2000 and audited consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, of Bank of Canton of California and Subsidiaries.

99.2	Unaudited consolidated balance sheet as of September 30, 2002 and unaudited consolidated statements of income and cash flows for the nine months ended September 30, 2002 and September 30, 2001 of Bank of Canton of California and Subsidiaries.

99.3	Unaudited pro forma combined balance sheet as of September 30, 2002, unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2002 and for the year ended December 31, 2001, and accompanying explanatory notes of UCBH Holdings, Inc. and Bank of Canton of California and Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2002	UCBH HOLDINGS, INC.

By:		/s/ Jonathan H. Downing

	Name:	Jonathan H. Downing
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

2	Plan of Merger adopted on October 21, 2002 by the Board of Directors of United Commercial Bank.

23.1	Consent of KPMG LLP

99.1	Audited consolidated balance sheets as of December 31, 2001 and December 31, 2000 and audited consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, of Bank of Canton of California and Subsidiaries.

99.2	Unaudited consolidated balance sheet as of September 30, 2002 and unaudited consolidated statements of income and cash flows for the nine months ended September 30, 2002 and September 30, 2001 of Bank of Canton of California and Subsidiaries.

99.3	Unaudited pro forma combined balance sheet as of September 30, 2002, unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2002 and for the year ended December 31, 2001, and accompanying explanatory notes of UCBH Holdings, Inc. and Bank of Canton of California and Subsidiaries.

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